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                                                                    Exhibit 14.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors

Diageo plc

We consent to the incorporation by reference of our report dated 1 September 2004 with respect to the consolidated balance sheets of Diageo plc and subsidiaries as at 30 June 2004 and 30 June 2003, and the related consolidated profit and loss accounts, consolidated statements of total recognised gains and losses, and consolidated cash flow statements for each of the years in the three year period ended 30 June 2004, which report appears in the Form 20-F for the year ended 30 June 2004, in the following Registration Statements.

    Registration Statement on Form F-3 (File Nos. 333-10410 and 333-14100); and Registration Statement on Form S-8 (File No. 333-11460); and
    Registration Statement on Form S-8 (File No. 333-11462); and
    Registration Statement on Form S-8 (File No. 333-9770); and
    Registration Statement on Form S-8 (File No. 333-8092); and
    Registration Statement on Form S-8 (File No. 333-8092 amendment); and Registration Statement on Form S-8 (File No. 333-8094); and
    Registration Statement on Form S-8 (File No. 333-8096); and
    Registration Statement on Form S-8 (File No. 333-8096 amendment); and Registration Statement on Form S-8 (File No. 333-8098); and
    Registration Statement on Form S-8 (File No. 333-8090); and
    Registration Statement on Form S-8 (File No. 333-8100); and
    Registration Statement on Form S-8 (File No. 333-8106); and
    Registration Statement on Form S-8 (File No. 333-8102); and
    Registration Statement on Form S-8 (File No. 333-8104)

Our report refers to Diageo plc's adoption of FRS 17 - Retirement benefits, UITF abstract 38 - Accounting for ESOP trusts, and application note (G) of FRS 5 - Reporting the substance of transactions from 1 July 2003. Consequently, the aforementioned consolidated financial statements as of 30 June 2003 and for each of the years in the two-year period then ended have been restated.





KPMG Audit Plc
Chartered Accountants

London, England
21 September 2004